UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

___________

FORM 8-K

___________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date Of Earliest Event Reported): December 15, 2014

Entia Biosciences, Inc.

 (Exact name of registrant as specified in charter)

Commission File Number:  000-52864

Nevada	26-0561199
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

13565 SW Tualatin-Sherwood Rd. #800 Sherwood, OR 97140	98648
(Address of principal executive offices)	(Zip Code)

(503) 334-3575
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement

On December 31, 2014, Entia Biosciences, Inc. executed two agreements with Delta Group Investments Limited concerning the conversion of its promissory note, a Third Amendment to Promissory Note and a Common Stock and Warrant Purchase Agreement.  Pursuant to the Third Amendment to the Promissory Note Delta Group agreed to convert its promissory note in the principal amount of $312,500 and accrued interest in the amount of $76,427 into 864,282 shares of common stock.  In addition, Entia will issue to Delta Group Holder a new five year warrant “Warrant B” to purchase 1,790,117 shares of common stock with an exercise price of $0.01 per share.  Entia also agreed that the exercise price of the warrants to purchase 368,750 shares of common stock previously issued to Delta Group shall be reduced from $0.45 to $0.01 per share and their termination date shall be the same as the new five year Warrant B.   The parties also executed a Common Stock and Warrant Purchase Agreement concerning the issuance of the shares of common stock and warrants to be issued to Delta Group.

Item 8.01   Other Events

On December 15, 2014, Entia Biosciences entered into a Securities Purchase Agreement and issued a Convertible Promissory Note with KBM Worldwide, Inc.  The Note is in the principal amount of $53,500 at 8% interest per annum with a maturity date of September 17, 2015.  KBM has the right to convert the principal amount of the Note into shares of common stock at any time after 180 days from the date of the Note until it is fully paid.  The conversion price is determined by taking 58% of the average of the lowest three bid prices of the Entia common stock during the ten trading days prior to the conversion date.  If Entia issues any common stock or convertible securities at a price below the conversion price while the Note is issued and outstanding, other than issuances pursuant to Entia stock option plan, the conversion price shall be lowered to that price.  Entia is required to issue certificates for the shares of common stock within three business days from the receipt of the notice of conversion and will be required to pay $2,000 per day for each day of delay in issuing the certificates.  Entia may pre-pay in full the outstanding principal and accrued interest during the first 180 days after the date of the Note at between 125% and 140% of the principal, accrued interest and any other amounts due under the Note.  Entia shall not incur any debt while the Note is outstanding, other than indebtedness to trade creditors or financial institutions incurred in the ordinary course of business or borrowings to repay the Note, without the written consent of KBM.

Entia previously issued 6 Convertible Promissory Notes to KBM Worldwide, Inc. between December 5, 2013 and August 11, 2014.  With the Convertible Promissory Note issued on December 15, 2014, Entia has issued Notes to KBM Worldwide in the aggregate principal amount of $319,500.  Of the 7 Notes issued, the principal and accrued interest of four Notes have been converted into an aggregate of 1,369,297 shares of common stock at conversion prices between $0.24 and $0.103 per share. There is a remaining principal balance of $149,000 on the three remaining Notes.

Item 9.01.   Exhibits.  Financial Statements and Exhibits

(c)  Exhibits

10.1

Third Amendment to Promissory Note between Entia Biosciences, Inc. and Delta Group Investments Limited dated December 31, 2014

10.2

Common Stock and Warrant Purchase Agreement between Entia Biosciences, Inc. and Delta Group Investments Limited dated December 31, 2014

10.3

Convertible Promissory Note between Entia Biosciences, Inc. and KBM Worldwide, Inc. dated December 15, 2014

10.4

Securities Purchase Agreement between Entia Biosciences, Inc. and KBM Worldwide, Inc. dated December 15, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTIA BIOSCIENCES, INC. (Registrant)

Date: January 5, 2015	By:	/s/ Marvin S. Hausman, M.D.
Marvin S. Hausman, M.D. President and CEO